Exhibit 99.1

Coeur Provides Company Update Post-New Gold Closing

Provides Consolidated 2026 Guidance and Announces Updated Capital Return Program

Issues Updated Year-End Reserves and Resources for Rainy River and New Afton, Including Maiden K-Zone Resource at New Afton and Two Years of Additional Mine Life at Rainy River

Chicago, Illinois – March 23, 2026 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE, TSX: CDE) today provided a corporate update following the March 20, 2026 completion of the acquisition of New Gold Inc.(“New Gold”), including consolidated 2026 guidance, 2025 mineral reserves and resources for the newly-acquired New Afton and Rainy River mines, and an updated financial policy highlighted by a robust new return of capital program.

Highlights

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New Afton and Rainy River contribute strong additions to Coeur’s updated 2026 consolidated production guidance – The Company expects 2026 consolidated gold, silver and copper production of 680,000 – 815,000 ounces, 18.7 – 21.9 million ounces, and 50 – 65 million pounds, respectively, which incorporates nine months of contribution from its two new Canadian mines. Coeur’s 2025 production totaled 419,046 gold ounces and 17.9 million silver ounces

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Solid financial position and strong free cash flow lead to robust capital returns to stockholders – Coeur’s Board of Directors has authorized an expanded $750 million share repurchase program as well as an inaugural $0.02 per share semiannual dividend policy expected to be paid in June and December of each year. Additionally, Coeur has entered into a new $1.0 billion revolving credit facility to further bolster its liquidity profile

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Updated New Afton and Rainy River S-K 1300 technical reports highlight mine life expansion opportunities and strong free cash flow – New life of mine plans reflect strong production and cash flow profiles from both operations including the impact of the recently developed C-Zone at New Afton and a two-year mine life extension at Rainy River

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Maiden resource at K-Zone positions New Afton for substantial future mine life extension – Year-end 2025 measured and indicated mineral resources at K-Zone totaled 47.6 million tonnes containing 715,000 ounces of gold, 2.8 million ounces of silver and 606 million pounds of copper. K-Zone inferred mineral resources totaled 5.9 million tonnes containing 86,000 ounces of gold, 309,000 ounces of silver and 77 million pounds of copper. New Afton’s 2025 proven and probable reserves totaled 36.2 million tonnes containing 780,000 ounces of gold, 201 million ounces of silver, and 591 million pounds of copper

“Today marks an important milestone in Coeur’s transformation to the sector’s newest senior precious metals producer,” said Mitchell J. Krebs, Chairman, President and Chief Executive Officer. “With the New Gold acquisition now complete, the addition of New Afton and Rainy River increases our expected overall gold production by 80% and adds meaningful copper production alongside our dominant silver production profile. The tremendous free cash flow profile from our combined platform of seven North American operations will allow the Company to meaningfully accelerate and enlarge its return of capital strategy while also further bolstering our overall liquidity position. This strong financial position – along with the deep and talented combined team we are creating – will give us the flexibility to fund a pipeline of attractive organic growth projects and emerging new opportunities such as progressing the K-Zone at New Afton, advancing studies at our Silvertip silver project, and investing in high-return exploration programs across the portfolio.

“After having an opportunity to spend time at New Afton, Rainy River, and in the Toronto office and meet many of our new team members and important stakeholders, we are excited about building on these relationships and delivering the compelling benefits of this combination to our shareholders and to Canada going forward.”

Updated Financial Policy

Coeur’s enhanced financial policy seeks to generate per share value for stockholders and position the Company for future commodity price cycles by: (i) building and maintaining a resilient and flexible balance sheet; (ii) prudently reinvesting into its operations and projects to further drive its peer-leading return on invested capital; and (iii) returning excess capital to stockholders through a combination of opportunistic and programmatic share repurchases and sustainable cash dividends. Key priorities under the Company’s financial policy include:

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Maintaining a strong, resilient balance sheet and liquidity levels consistent with its new peer group of senior precious metals companies. This includes a policy of maintaining a net cash position and establishing a new $1.0 billion revolving credit facility to replace the existing $400 million facility

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Continuing to invest in focused exploration near its existing mines and projects. Over the last five years, the Company has invested over $340 million in exploration, contributing to double-digit reserve and resource growth. In 2026, the Company expects to invest a total of approximately $160 million in exploration

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Efficiently reinvesting in the Company’s existing mine portfolio and organic growth projects, including ongoing leach pad expansions at Rochester and increased tailings capacity at Kensington, to support longer mine lives due to successful exploration investments. Longer term priorities include the potential development of New Afton’s K-Zone, the emerging regional development opportunity at East Palmarejo and the Silvertip exploration project. In 2026, the Company expects to invest approximately $500 million in sustaining and development capital projects

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Repurchasing shares under an expanded $750 million share repurchase program consisting of both opportunistic and programmatic repurchases to enhance key per share metrics and generate strong returns. The new repurchase program incorporates and supersedes the Company’s previous $75 million repurchase program

•	Establishing an inaugural dividend policy of $0.02 per share of Coeur common stock paid semiannually, with the first dividend expected to be paid during the second quarter of 2026

New Afton and Rainy River Technical Report Highlights

Coeur filed updated technical report summaries under Item 1300 of SEC Regulation S-K for the New Afton and Rainy River operations following the close of the New Gold Transaction. The reports are available on www.sec.gov and on Coeur’s website.

New Afton: Mine Expected to Generate Significant, Low-Cost Production

Year-end 2025 proven and probable mineral reserves at New Afton totaled 36.2 million tonnes containing 780,000 ounces of gold, 2.1 million ounces of silver and 591 million pounds of copper. Measured and indicated mineral resources totaled 104.7 million tonnes containing 1.5 million ounces of gold, 5.6 million ounces of silver and 1.2 billion pounds of copper. Inferred mineral resources totaled 7.2 million tonnes containing 100,000 ounces of gold, 338,000 ounces of silver and 83 million pounds of copper.

Highlights
•	Gold and copper production expected to average 105,000 ounces and 88 million pounds, respectively, over the next five years from C-Zone with a one-year extension to its reserves-only mine life to 2032
•	Throughput expected to ramp up to 15,000 tonnes per day from C-Zone during the first half of 2026
•	Life-of-mine EBITDA of $3.4 billion and free cash flow of $2.8 billion based on proven and probable reserves only[1]
•	Initial K-Zone resource established
o
Measured and indicated mineral resources totaled 47.6 million tonnes containing 715,000 ounces of gold, 2.9 million ounces of silver and 606 million pounds of copper; inferred mineral resources totaled 5.9 million tonnes containing 86,000 ounces of gold, 309,000 ounces of silver and 77 million pounds of copper

o	The resource remains open both laterally and at depth, with the 2026 exploration program focusing on lateral growth of cave shape
o	Exploration drift extension planned to establish optimal drill platform, with approximately 515 meters expected by mid-year 2026
o	Approximately 6,800 meters of ramp development has been approved for the 2026-2028 period
o	A feasibility study is expected to commence in the second half of 2026

Rainy River: Large-Scale Canadian Gold Operation Expected to Deliver Robust Free Cash Flow

Year-end 2025 proven and probable mineral reserves at Rainy River totaled 2.2 million ounces of gold and 5.6 million ounces of silver. Measured and indicated mineral resources totaled 1.6 million ounces of gold and 6.5 million ounces of silver. Inferred mineral resources totaled 418,000 ounces of gold and 1.0 million ounces of silver.

Highlights
•	Replaced depletion in 2025 and extended reserves-only mine life by two years to 2035
•	Annual gold and silver production expected to average 287,000 ounces and 527,000 ounces, respectively, over the next three years
•	Life of mine EBITDA of $3.0 billion and free cash flow of $2.2 billion based on proven and probable reserves only[2]
•	Addition of Northwest extension to the open pit mine plan
•	Transition and ramp-up of underground mining activities continue to progress

Updated 2026 Guidance Incorporates New Afton and Rainy River Mines
The Company has provided consolidated guidance for full-year 2026 including production, costs applicable to sales (“CAS”), capital expenditures, depreciation, depletion and amortization (“DD&A”), exploration, general and administrative expenses (“G&A”), and income and mining tax. Guidance reflects nine months of contributions of New Afton and Rainy River. This guidance replaces the Coeur stand-alone guidance issued on February 18, 2026.

2026 Production Guidance

	Gold (oz)	Silver (K oz)	Copper (M lbs)
Las Chispas	55,000 - 65,000	5,500 - 6,300	—
Palmarejo	95,000 - 105,000	6,250 - 7,000	—
Rochester	70,000 - 90,000	6,400 - 7,800	—
Kensington	98,000 - 110,000	—	—
Wharf	72,000 - 90,000	50 - 200	—
Coeur Sub Total	390,000 – 460,000	18,200 – 21,300	—
New Afton	60,000 – 80,000	130 - 180	50 – 65
Rainy River	230,000 – 275,000	350 – 450	—
Total	680,000 - 815,000	18,680 – 21,930	50 - 65

2026 Adjusted Costs Applicable to Sales Guidance

	Gold ($/oz)	Silver ($/oz)	Copper ($/lb)
Las Chispas (co-product)	$750 - $950	$12.50 - $14.50	—
Palmarejo (co-product)	$700 - $900	$21.50 - $23.50	—
Rochester (co-product)	$1,350 - $1,550	$23.00 - $25.00	—
Kensington	$1,750 - $1,950	—	—
Wharf (by-product)	$1,400 - $1,600	—	—
New Afton (co-product)[3]	$1,000 - $1,200	—	$1.20 - $1.35
Rainy River (by-product)[4]	$2,150 - $2,350	—	—

2026 Capital, DD&A, Exploration, G&A and Income and Mining Tax Guidance

(US$M)	Coeur	New Gold	Total
Capital Expenditures, Sustaining	$207 - $239	$84 - $98	$291 - $337
Capital Expenditures, Development	$98 - $125	$48 - $64	$146 - $189
Exploration, Expensed	$93 - $103	$25 - $29	$118 - $132
Exploration, Capitalized	$27 - $33	$2 - $4	$29 - $37
General & Administrative Expenses	$63 - $67	$27 - $33	$90 - $100
Cash Income and Mining Taxes	$400 - $500	$75 - $100	$475 - $600
Amortization	$335 - $390		$1,200 - $1,400
Effective Tax Rate (%)	29% – 35%		30% - 36%

Note: The Company’s guidance figures assume prices of $4,550/oz gold, $77.50/oz silver and $5.00/lb copper as well as CAD of 1.38 and MXN of 18.00. Guidance figures exclude the impact of any metal sales or foreign exchange hedges.

The normalized effective tax rate excludes items that are not reflective of Coeur’s underlying performance, such as the impacts of foreign currency on deferred taxes, taxes related to prior periods, and one-time, non-cash, tax valuation allowance adjustments.

Conference Call
Coeur will conduct a conference call today, March 23, 2026, at 11:00 a.m. Eastern Time to discuss today’s release. An accompanying presentation will be made available on the Company’s website at www.coeur.com.

Dial-In Numbers:	(855) 560-2581 (U.S.)

(855) 669-9657 (Canada)

(412) 542-4166 (International)

Conference ID:	Coeur Mining

Hosting this call will be Mitchell J. Krebs, Chairman, President, and Chief Executive Officer of Coeur, who will be joined by Thomas S. Whelan, Executive Vice President and Chief Financial Officer, Michael “Mick” Routledge, Executive Vice President and Chief Operating Officer, Aoife McGrath, Executive Vice President, Exploration and other members of management. A replay of the call will be available through March 30, 2026.

Replay numbers:	(855) 669-9658 (U.S./Canada)

(412) 317-0088 (International)

Conference ID:	148 67 53

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with seven wholly-owned operations: the New Afton gold-copper mine in British Columbia, Canada, the Rainy River gold-silver mine in Ontario, Canada, the Las Chispas silver-gold mine in Sonora, Mexico, the Palmarejo gold-silver mine in Chihuahua, Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip polymetallic critical minerals exploration project in British Columbia, Canada.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, relating to our mining business, including statements regarding the acquisition of New Gold and the integration of the New Afton and Rainy River mines, anticipated mineral reserve and resource estimates, exploration efforts and expenditures, development and expansion initiatives, growth, and upgrade or conversion, estimated production, costs, EBITDA, free cash flow, capital expenditures, expenses, recoveries, metals prices, sufficiency of assets, ability to discharge liabilities, liquidity management, financing needs, risk management strategies, including hedging, capital resources and use, cash flow maximization, mine life and other strategic initiatives. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated additions or upgrades to reserves and resources are not attained, the risk that planned exploration programs may be curtailed or canceled due to budget constraints or other reasons, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, copper, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade and recovery variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of mineral reserves and mineral resources, the potential effects of pandemics or epidemics, including impacts to the availability of our workforce, continued access to financing sources, government orders that may require temporary suspension of operations at one or more of our sites and effects on our suppliers or the refiners and smelters to whom the Company markets its production, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the ability to maintain positive relationships with community stakeholders, inflationary pressures and impacts from tariffs and other trade barriers, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

The scientific and technical information concerning our mineral projects in this news release have been reviewed and approved by a “qualified person” under Item 1300 of Regulation S-K under the Securities Exchange Act of 1934, as amended (“SK 1300”), namely our Senior Vice President, Technical Services, Christopher Pascoe. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources for Coeur’s material properties included in this news release, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of the Company’s material properties which are available at www.sec.gov.

Notes
1. See New Afton mine technical report dated December 31, 2025.
2. See Rainy River mine technical report dated December 31, 2025.
3. New Afton CAS per gold ounce includes the non-cash impact of the $21 million total of the preliminary purchase price allocation ascribed to inventory, split between gold ($134 per ounce) and copper ($0.15 per pound).
4. Rainy River CAS per gold ounce includes the non-cash impact of $180 million ($675 per ounce) of the preliminary purchase price allocation ascribed to inventory. It also includes $41 million ($155 per ounce) of stripping costs which are required to be capitalized under U.S. GAAP and $93 million ($239 per ounce) related to how the streaming arrangement with Royal Gold is reported under U.S. GAAP.

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attention: Jeff Wilhoit, Senior Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining